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EXHIBIT 21

Subsidiary                                           Jurisdiction of Organization
----------                                           ----------------------------
Gregg Industries, Inc.                               California

Cast Alloys, Inc.                                    California

Advanced Cast Products, Inc.                         Delaware

Mercer Forge Corporation                             Delaware

Dalton Corporation                                   Indiana

Dalton Corporation, Warsaw,                          Indiana
   Manufacturing Facility

Dalton Corporation, Kendallville,                    Indiana
   Manufacturing Facility

Deeter Foundry, Inc.                                 Nebraska

Dalton Corporation, Stryker Machining Facility Co.   Ohio

Dalton Corporation, Ashland Manufacturing Facility   Ohio

A&M Specialties, Inc.                                Pennsylvania

Neenah Transport, Inc                                Wisconsin


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